UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2011

Gen-Probe Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49834	33-0044608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10210 Genetic Center Drive San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

(858) 410-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following disclosure is provided pursuant to subsections (b) and (e) of Item 5.02 of Form 8-K.

On November 7, 2011, Eric Lai, Ph.D. resigned from his employment as Senior Vice President, Research and Development of Gen-Probe Incorporated (the “Company”). In connection with Dr. Lai’s resignation, the Company and Dr. Lai entered into a separation agreement pursuant to which Dr. Lai will receive (a) continued compensation at Dr. Lai’s current base salary (less applicable tax withholdings) and employer-funded costs of Dr. Lai’s current life insurance coverage under the Company’s life insurance plan, in each case through November 7, 2012, (b) a lump sum cash payment representing Dr. Lai’s estimated bonus payment under the Company’s 2011 Employee Bonus Plan, pro-rated through the date of his resignation, (c) continued health care coverage for Dr. Lai and his eligible dependents under the Company’s health plan through the earlier of November 7, 2012 or the first date that Dr. Lai is covered under another employer’s health benefit program providing substantially the same or better benefits, and (d) outplacement services for six months. The Company and Dr. Lai have agreed that performance of the separation agreement by the Company will satisfy all of the Company’s obligations to Dr. Lai in connection with his employment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2011		GEN-PROBE INCORPORATED

	By:	/s/ R. William Bowen
R. William Bowen
Senior Vice President, General Counsel and
Secretary

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